Exhibit 10.1

BEL FUSE INC.
AMENDMENT NO. 1

AMENDMENT NO. 1 (this “Amendment”), dated as of July 26, 2005, to the Amended and Restated Credit and Guarantee Agreement, dated as of March 21, 2003, by and among BEL FUSE INC., a New Jersey corporation (the “Borrower”), the Subsidiary Guarantors party thereto and THE BANK OF NEW YORK (the “Lender”) (the “Credit Agreement”).

RECITALS

I.  Except as otherwise provided herein, capitalized terms used herein which are not defined herein shall have the meanings set forth in the Credit Agreement.

II.  The Borrower has requested that the Lender amend the Credit Agreement upon the terms and conditions contained herein, and the Lender is willing to do so.

Accordingly, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and pursuant to Section 9.1 of the Credit Agreement, the parties hereto agree as follows:

1.  Section 1.1 of the Credit Agreement is hereby amended by deleting the following definitions: “Class”, “Commitments”, “Consolidated Total Liabilities”, “Intellectual Property”, “Liquidity Ratio”, “Term Commitment”, “Term Loan” and “Term Maturity Date”.

2.  The definition of “Acquisition Consideration” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Acquisition Consideration” means, with respect to any Acquisition, the sum of (i) the cash consideration paid or agreed to be paid in connection therewith, plus (ii) the fair market value of all noncash consideration paid or agreed to be paid in connection therewith, plus (iii) an amount equal to the principal or stated amount of all liabilities assumed or incurred in connection therewith.

3.  The definition of “Applicable Margin” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Applicable Margin” means, at all times during the applicable periods set forth below: (i) with respect to ABR Advances, the percentage set forth below under the heading “ABR Margin”, (ii) with respect to Eurodollar Advances, the percentage set forth below under the heading “Eurodollar Margin”, and (iii) with respect to the Commitment Fee, the percentage set forth below under the heading “Commitment Fee”.

When the Leverage Ratio is:
greater than or equal to	and less than	ABR Margin	Eurodollar Margin	Commitment Fee
2.00:1.00		0.00%	1.25%	0.25%
1.00:1.00	2.00:1.00	0.00%	1.00%	0.20%
	1.00:1.00	0.15%	0.75%	0.15%

Changes in the Applicable Margin resulting from a change in the Leverage Ratio shall be based upon the Compliance Certificate most recently delivered pursuant to Section 6.1(c) and shall become effective on the date such Compliance Certificate is delivered to the Lender. Notwithstanding anything to the contrary contained in this definition, if the Borrower shall fail to deliver to the Lender a Compliance Certificate on or prior to any date required hereby, the Leverage Ratio shall be deemed to be greater than 2.00:1.00 from and including such date to the date of delivery to the Lender of such Compliance Certificate.

4.  The definition of “Borrower Obligations” contained in Section 1.1 of the Credit Agreement is hereby amended by adding the following immediately after the word “Lender” in the third line thereof:

, including all reimbursement obligations of the Borrower in respect of any letters of credit issued by the Lender for the account of the Borrower or any Subsidiary,

5.  The definition of “Consolidated Fixed Charges” contained in Section 1.1 of the Credit Agreement is hereby amended by deleting the phrase “(including scheduled principal payments in respect of the Term Loan)” appearing after the word “Subsidiaries” in clause (iii) thereof.

6.  The definition of “Consolidated Tangible Net Worth” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Consolidated Net Worth” means, at any date of determination, the sum of all amounts which would be included under “stockholders’ equity”or any analogous entry on a consolidated balance sheet of the Borrower and the Subsidiaries determined in accordance with GAAP as of such date.

7.  The definition of “Eurodollar Rate” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Eurodollar Rate” means,

(a) with respect to any Eurodollar Advances for any Interest Period, the rate appearing on the Dow Jones Markets Telerate Page 3750 (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Lender from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate does not appear on the Dow Jones Markets Telerate Page 3750 (or on any such successor or substitute page, or any successor to or substitute for such Service) at such time for any reason, then the “Eurodollar Rate” with respect to such Eurodollar Advanc for such Interest period shall be the rate of interest per annum as determined by the Lender, equal to the rate, quoted by BNY to leading banks in the London interbank eurodollar market as the rate at which BNY is offering dollar deposits in an amount approximately equal to such Eurodollar Advance and having a period to maturity approximately equal to the Interest Period applicable to such Eurodollar Advance at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, divided by

(b) a number equal to 1.00 minus the aggregate of the then stated maximum rates during such Interest Period of all reserve requirements (including marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors and any other banking authority to which BNY and other major money center banks chartered under the laws of the United States or any State thereof are subject, in respect of eurocurrency funding (currently referred to as “eurocurrency liabilities”in Regulation D) without benefit of credit for proration, exceptions or offsets which may be available from time to time to BNY.

8.  The definition of “Fixed Charge Ratio” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Fixed Charge Ratio” means, as of the last day each fiscal quarter, the ratio of Consolidated EBITDA to Consolidated Fixed Charges, in each case for the Four Quarter Trailing Period.

9.  The definition of “Leverage Ratio” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Leverage Ratio” means, as of the last day of each fiscal quarter, the ratio of the aggregate Indebtedness on such date of the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP to Consolidated EBITDA for the Four Quarter Trailing Period.

10.  The definition of “Material Liabilities” contained in Section 1.1 of the Credit Agreement is hereby amended by substituting “$1,000,000” for “$100,000” at the end thereof.

11.  The definition of “Revolving Commitment” contained in Section 1.1 of the Credit Agreement is hereby amended by substituting “$20,000,000” for “$10,000,000” at the end thereof.

12.  The definition of “Revolving Maturity Date” contained in Section 1.1 of the Credit Agreement is hereby amended by substituting “June 30, 2008” for “March 21, 2006” at the end thereof.

13.  The definition of “Security Agreement” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Security Agreement” means the Second Amended and Restated Security Agreement, dated as of July 26, 2005, among the Borrower, the Subsidiary Guarantors and the Lender.

14.  Section 1.4 of the Credit Agreement is hereby amended and restated in its entirety to read “Intentionally Omitted”.

15.  Section 2.1(b) of the Credit Agreement is hereby amended and restated in its entirety to read “Intentionally Omitted”.

16.  Clause (C) of the first sentence of Section 2.2(a) of the Credit Agreement is hereby deleted and the following clauses are relettered accordingly.

17.  The first sentence of Section 2.4(a) of the Credit Agreement is hereby amended by deleting the phrase “of Revolving Loans or all of portion of the Term Loan or” after the phrase “specifying whether the Loans to be prepaid consist of ”.

18.  Section 2.4(c) of the Credit Agreement is hereby amended and restated in its entirety to read “Intentionally Omitted”.

19.  Section 2.4(d) of the Credit Agreement is hereby amended by deleting the last sentence thereof.

20.  Section 2.5(a) of the Credit Agreement is hereby amended by deleting the words “or the Term Maturity Date, as applicable” after “Revolving Maturity Date” in the last sentence thereof.

21.  Section 3.1(c)(iii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(iii) in the case of all Advances, the Revolving Maturity Date.

22.  Clause (i) of Section 3.3(a) of the Credit Agreement is hereby amended to read “(i) convert ABR Advances to Eurodollar Advances”.

23.  Section 3.4(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) No Interest Period in respect of a Eurodollar Advance shall end after the Revolving Maturity Date.

24.  Section 4.18(a) of the Credit Agreement is hereby amended by deleting the phrase “(other than the Intellectual Property (as defined in the Security Agreement))” after the phrase “Collateral” in the third to last line thereof.

25.  Section 5.5(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)The representations and warranties of each Loan Party set forth in each Loan Document shall be true and correct on and as of the date of such Borrowing (except for representations and warranties expressly made as of a specified earlier date, which shall be true as of such date).

26.  The first paragraph of each of Article 6 and Article 7 of the Credit Agreement is hereby amended by adding the word “Revolving” before the word “Commitments” in the second line thereof.

27.  Section 7.1(c)(ii) and 7.1(d) of the Credit Agreement are each hereby amended by substituting “1,000,000” for $250,000.”

28.  Section 7.1(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(e) Other unsecured Indebtedness of the Borrower and its Subsidiaries in an aggregate amount not in excess of $10,000,000 at any one time outstanding.

29.  Section 7.3(b) of the Credit Agreement is hereby amended by substituting “$1,000,000” for $250,000” in the fifth line thereof.

30.  Section 7.4(c) of the Credit Agreement is hereby amended by substituting “$1,000,000” for “$250,000” at the end thereof.

31.  Section 7.4(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(e) (i) the 5% Investment made by the Borrower in the equity securities of Artesyn Technologies Inc. after the Restatement Date and (ii) other Investments in marketable securities (other than Cash Equivalents) in an amount not in excess of 10% of Consolidated Net Worth, provided, however, that after giving effect to any Investment described in this clause (ii), Margin Stock shall constitute less than 25% of the consolidated assets (as determined by any reasonable method) of the Borrower and the Subsidiaries;

32.  Section 7.5(b) of the Credit Agreement is hereby amended by substituting “$1,000,000” for $250,000” at the end thereof.

33.  Section 7.5(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c) other Acquisitions, provided that:

(i) immediately before or after giving effect to each such Acquisition, no Default shall or would exist, and immediately after giving effect thereto, all of the representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though then made,

(ii) the Person or business acquired is engaged in the Line of Business,

(iii) the Borrower or Subsidiary Guarantor making the Acquisition shall have complied with the provisions of Sections 6.9 and 6.10,

(iv) the Borrower shall have delivered to the Lender (1) notice thereof not less than ten days prior to the consummation of such Acquisition, and (2) a certificate of a Financial Officer thereof, in all respects reasonably satisfactory to the Lender and dated the date of such consummation, certifying that no Default has occurred and is continuing, and

(v) in connection with each Acquisition, the Acquisition Consideration of which exceeds $10,000,000, the Borrower shall have delivered to the Lender (1) reasonably detailed calculations demonstrating compliance with Section 7.14 on a pro-forma basis (after giving effect to such Acquisition and based on the most recent financial statements delivered pursuant to Section 6.1), (2) historical financial statements for the period of two years preceding such acquisition of the Person or business being acquired in such Acquisition, which financial statements shall be audited, if available, or if audited financial statements are not available, shall be unaudited and prepared by the management of such Person or the Person owning such business and (3) such other information, documents and other items as the Lender shall have reasonably requested.

34.  Section 7.5(d) of the Credit Agreement is hereby amended and restated in its entirety to read “Intentionally Omitted”.

35.  Section 7.7 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of subsection (a), (ii) by substituting “; and” for the period at the end of subsection (b) and (iii) by adding a new subsection (c) to read as follows:

(c) cash dividends on its common stock, provided that immediately before and after giving effect thereto, no Default shall or would exist.

36.  Sections 7.6 and 7.7(a) of the Credit Agreement are each hereby amended by substituting “$1,000,000” for $250,000” at the end thereof.

37.  Section 7.12 of the Credit Agreement is hereby amended by (i) adding the word “and” after clause (ii) thereof and (ii) deleting clause (iii) thereof.

38.  Section 7.14(a) of the Credit Agreement is hereby amended and restated in its entirety to read “Intentionally Omitted”.

39.  Section 7.14(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b) Minimum Consolidated Net Worth. The Borrower shall not permit Consolidated Net Worth to be less than, as of the last day of any fiscal quarter, an amount equal to $170,000,000 plus the sum for each fiscal year (beginning with the fiscal year ending December 31, 2004), of 50% of the net income, if positive, of the Borrower and its Subsidiaries on a consolidated basis for each such fiscal year plus an amount equal to 75% of the net proceeds of any issuance of equity by the Borrower.

40.  Section 7.14(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d) Leverage Ratio. The Borrower shall maintain at all times a Leverage Ratio of less than or equal to 3.00:1.00.

41.  Section 8.1(j) of the Credit Agreement is hereby amended by substituting “$1,000,000” for “$100,000” in the second line thereof.

42.  Section 10.05 of the Credit Agreement is hereby amended by adding a new subsection (d) at the end thereof to read as follows:

(d) The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow the Lender to identify each Loan Party in accordance with the Patriot Act. The Borrower agrees to furnish and cause each of its Subsidiaries to promptly furnish to the Lender such information with documentation required by bank regulatory authorities under applicable “know your customer” and Anti-Money Laundering rules and regulations (including, without limitation, the Patriot Act), as from time to time may be reasonably requested by the Lender.

43.  Schedule 4.6 to the Credit Agreement is hereby amended and restated by Schedule 4.6 in the form annexed hereto.

44.  Paragraphs 1 through 43 of this Amendment shall not become effective until such time as the following conditions are satisfied:

(a)  the Lender (or its counsel) shall have received counterparts of this Amendment duly executed by the Borrower, the Subsidiary Guarantors and the Lender;

(b)  the Lender (or its counsel) shall have received counterparts of an amendment and restatement of the Security Agreement, in form and substance satisfactory to the Lender (the “Second Amended and Restated Security Agreement”), duly executed by the Borrower, the Subsidiary Guarantors (including Bel Power (as defined below)) and the Lender;

(c)  the Lender (or its counsel) shall have received an executed counterpart of a Guarantee Supplement, duly executed by Bel Power Inc., a Massachusetts corporation and a Wholly-Owned Subsidiary of the Borrower (“Bel Power”);

(d)  the Lender (or its counsel) shall have received a certificate, dated the effective date of this Amendment, in form and substance satisfactory to the Lender, of the Secretary, Assistant Secretary or other analogous counterpart of each Loan Party (other than Bel Power) (i) attaching a true and complete copy of the resolutions of its Managing Person and of all other documents evidencing all necessary corporate, partnership or other action (in form and substance satisfactory to the Lender) taken to authorize this Amendment, the Guarantee Supplement and the Second Amended and Restated Security Agreement (collectively, the “Amendment Documents”) to which it is a party and the transactions contemplated thereby, (ii) either certifying that there have been no changes to its Organizational Documents since the Restatement Date, or, if so, attaching a true and complete copy of any amendments thereto, and (iii) setting forth the incumbency of its officer or officers (or other analogous counterpart) who may sign the Amendment Documents, including therein a signature specimen of such officer or officers (or other analogous counterpart).

(e)  the Lender (or its counsel) shall have received a certificate, dated the effective date of this Amendment, in form and substance satisfactory to the Lender, of the Secretary, Assistant Secretary or other analogous counterpart of Bel Power (i) attaching a true and complete copy of the resolutions of its Managing Person and of all other documents evidencing all necessary corporate, partnership or other action (in form and substance satisfactory to the Lender) taken to authorize the Amendment Documents and the Loan Documents to which it is a party, as amended thereby and the transactions contemplated thereby, (ii) attaching a true and complete copy of its Organizational Documents, (iii) setting forth the incumbency of its officer or officers (or other analogous counterpart) who may sign the Amendment Documents, including therein a signature specimen of such officer or officers (or other analogous counterpart) and (iv) attaching a certificate of good standing of the Secretary of State of the jurisdiction of its formation and of each other jurisdiction in which it is qualified to do business.

(f)  the Lender (or its counsel) shall have received an opinion of Lowenstein, Sandler PC, special counsel to the Loan Parties, addressed to the Lender, dated the effective date of this Amendment, in form and substance satisfactory to the Lender;

(g)  the Lender shall have received payment in full of the outstanding principal balance of the Term Loan together with accrued and unpaid interest thereon and, to the extent applicable, break funding payments pursuant to Section 3.5 of the Credit Agreement;

(h)  the Lender shall have received an amendment fee in the sum of $40,000; and

(i)  all other fees and expenses of the Lender, including, without limitation, the fees and expenses of Bryan Cave LLP, counsel to the Lender, shall, have been paid to the extent invoiced.

45.  Upon the effectiveness of this Amendment, the Lender agrees that its security interest in the Collateral as defined in the Security Agreement as in effect prior to the effectiveness of the Second Amended and Restated Security Agreement (other than the Collateral as defined in the Second Amended and Restated Security Agreement) is released and, in connection therewith the Lender agrees, at the Borrower’s expense, to file such UCC-3 amendments as may be necessary (in form and substance reasonably satisfactory to the Lender) to evidence such release.

46.  In all other respects the Credit Agreement and other Loan Documents shall remain in full force and effect.

47.  In order to induce the Lender to execute and deliver this Amendment, the Borrower and the Subsidiary Guarantors each (a) certifies that, immediately after giving effect to the Amendment Documents, all representations and warranties contained in the Loan Documents to which it is a party shall be true and correct in all respects with the same effect as though such representations and warranties had been made on the date hereof, except as the context otherwise requires or as otherwise permitted by the Loan Documents or this Amendment, (b) certifies that, immediately after giving effect to the Amendment Documents, no Default or Event of Default shall exist under the Loan Documents, as amended, and (c) agrees to pay all of the reasonable fees and disbursements of counsel to the Lender incurred in connection with the preparation, negotiation and closing of the Amendment Documents.

48.  Each of the Borrower and the Subsidiary Guarantors (a) reaffirms and admits the validity, enforceability and continuing effect of all Loan Documents to which it is a party, and its obligations thereunder, and (b) agrees and admits that as of the date hereof it has no valid defenses to or offsets against any of its obligations to any Credit Party under any Loan Document to which it is a party.

49.  This Amendment may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

50.  This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

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BEL FUSE INC.
AMENDMENT NO. 1 TO
AMENDED AND RESTATED CREDIT AGREEMENT

BEL FUSE INC

By:__________________________
Name: Colin Dunn
Title: Vice President

BEL VENTURES INC.
BEL POWER PRODUCTS INC.
BEL TRANSFORMER INC.
BEL CONNECTOR INC.
BEL POWER INC.

AS TO EACH OF THE FOREGOING:

By:
Name: Colin Dunn
Title: Vice President

BEL FUSE INC.
AMENDMENT NO. 1 TO
AMENDED AND RESTATED CREDIT AGREEMENT

THE BANK OF NEW YORK

By:________________________
Name: Thomas Sweeney
Title: Vice President

SCHEDULE 4.6
Legal Proceedings

The Borrower is a defendant in a lawsuit, captioned Murata Manufacturing Company, Ltd. v. Bel Fuse Inc. et al and brought in Illinois Federal District Court. Plaintiff claims that its patent covers all of the Borrower’s modular jack products. That party had previously advised the Borrower that it was willing to grant a non-exclusive license to the Company under the patent for a 3% royalty on all future gross sales of ICM products; payments of a lump sum of 3% of past sales including sales of applicable Insilco products; an annual minimum royalty of $500,000; payment of all attorney fees; and marking of all licensed ICM's with the third party's patent number.

The Borrower cannot predict the outcome of this matter but believes that the ultimate resolution of these matters will not have a material impact on the Company's consolidated financial condition or results of operations.